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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 10, 2004 accompanying the consolidated financial statements of Pacific Biometrics, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



                                                          /s/ Grant Thornton LLP

Seattle, Washington
September 22, 2004